EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-89584) of our report dated August 14, 2002 (except for Note 24, as to which the date is June 27, 2003), with respect to the consolidated financial statements of The News Corporation Limited included in its Annual Report (Form 20-F/A) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

/s/    Ernst & Young

Sydney, Australia

June 27, 2003